Exhibit 10.17

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is hereby made and entered into as of the 8th day of July, 2014 (the “Effective Date”), by and between COPYTELE, INC., a Delaware corporation (the “Company”), and Tisha Stender (“Employee”).

WITNESSETH:

WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company on a full-time basis, all in accordance with and subject to the terms and conditions set forth herein; and;

NOW THEREFORE, in consideration of the promises and mutual obligations hereinafter set forth, the Company and Employee hereby agree as follows:

Section 1.

Employment. The Company hereby employs Employee, and Employee hereby accepts such employment with the Company, upon the terms and conditions contained in this Agreement. As a condition of Employee’s employment by the Company, Employee affirms and represents that Employee is under no obligation to any former employer or other Person which is in any way inconsistent with, or which imposes any restriction upon, Employee’s acceptance of employment with the Company, continued employment with the Company, or Employee’s undertakings under this Agreement.

Section 2.

Term of Agreement. The Company and Employee may terminate the employment relationship and this Agreement for any reason or no reason, at any time, subject to the notice requirements set forth in Section 13 hereof. Upon termination of this Agreement, the Company shall have no further obligation or liability hereunder to pay or provide salary, compensation, or other benefits to Employee except as explicitly set forth herein or pursuant to any Company severance plan that may be in effect from time to time. Employee acknowledges and affirms that the employment relationship is at-will and may be terminated at any time and for any reason or no reason, and Employee holds no expectation to the contrary.

Section 3.

Duties and Location.

(a)

During Employee’s term of employment, she shall serve as Chief Operating and Legal Officer of the Company (an exempt position), report to the CEO of the Company and shall have such duties and authority usual and appropriate for that position. Employee shall also perform such other reasonable employment duties as the CEO may from time to time reasonably prescribe. Employee will be permitted to work from a home office or Company’s offices in Texas, in the event that Company elects to open an office there.

(b)

Except as to any pre-existing obligations, memberships or positions for which Employee has notified the CEO in writing, or as may otherwise be approved by the CEO, Employee shall not accept any memberships on the boards of directors of, or other offices or positions in, companies or organizations which, in the reasonable judgment of the CEO, will conflict with Employee’s obligations under Sections 5 and 7, and which may present any conflicts of interest with the interests of the Company or any of its subsidiaries or materially and substantially affect the performance of Employee’s duties. Except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability and except between the Effective Date and August 4, 2014 (the “Transition Period”), Employee shall devote her full working time during normal business hours throughout her term of employment to the services required of Employee hereunder, shall render her services exclusively to the Company and its subsidiaries during his term of employment, and shall use her reasonable best efforts, judgment and energy to improve and advance the business and interests of the Company and its subsidiaries in a manner consistent with the duties of Employee’s position.

Section 4.

Compensation.

(a)

Base Salary. As compensation for the services to be performed by Employee during her term of employment, the Company shall, pay or shall cause to be paid to Employee: (i) an annual base salary of $277,000 (“Annual Salary”) for her efforts effective August 4, 2014; and (ii) an aggregate salary of $10,000 for her efforts during the Transition Period (“Transition Salary”). The payment of any Salary hereunder shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company’s employee benefit plans. Any Salary payable shall be paid in accordance with law and the Company’s salary administration practices as they may from time to time exist, but in no event shall be paid less than two (2) times per month (except the Transition Salary may be paid at the convenience of Company at any date prior to September 1, 2014).

(b)

Bonus. Employee shall be eligible to receive one or more cash bonuses at the reasonable discretion of the Chief Executive Officer.

(c)

Equity Rights. On the date hereof, as additional compensation for her services to the Company under this Agreement, and upon approval of Company’s Board of Directors (“Board”) the Company shall grant to Employee the following options (the “Options”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

(i)

An ‘Option to purchase 2,000,000 shares of Common Stock. The exercise price of the Option shall equal the average of the high and the low trading price of the Common Stock on the Trading Day immediately preceding the approval of such options by the Board (the “Grant Date”), shall expire ten years after the Grant Date and shall vest in 36 equal monthly installments commencing on the Grant Date (and otherwise pursuant to the terms and conditions of Time Vested Stock Option Agreement, a copy of which is attached hereto as Exhibit A.

(ii)

An Option to purchase 2,000,000 shares of Common Stock. The exercise price of the Option. shall equal the average of the high and the low trading price of the Common Stock on the Trading Day immediately preceding the Grant Date, shall expire ten years after the Grant Date and shall vest as follows: (a) 1,000,000 shares upon the achievement of aggregate licensing revenue of $10,000,000 from licensing and settlement transactions occurring after the date hereof, with the exception of revenue received from AU Optronics and E Ink; and. (b) 1,000,000 shares upon the achievement of aggregate licensing revenue of $25,000,000 from licensing and settlement transactions occurring after the date hereof, with the exception of revenue received from AU Optronics and E Ink, and otherwise pursuant to the terms and conditions of Stock Option Agreement, a copy of which is attached hereto as Exhibit B.

All Options granted hereunder shall be subject to terms and conditions that, are no less favorable than the terms set forth in the Company’s 2010 Share Incentive Plan, the terms and conditions of which are incorporated herein by reference. In addition to the Equity Rights set forth above, Employee shall be eligible for merit based increases in salary, and additional bonuses and equity rights, which shall be reviewed no less than once every 12 months, in such frequency and amounts similar to the Company’s other senior executive officers at the “C-Suite” level, as that term is commonly used,

(d)

Benefits. Employee shall be eligible to participate in all employee fringe benefits, stock options, bonus, incentive compensation programs or plans, deferred compensation programs or plans, pension and/or profit sharing plans, life or other similar insurance plans, medical and health plans (with coverage for Employee and her family) or other employee welfare benefit plans that may be provided by the Company to the Chief Executive Officer and other similarly situated employees, in accordance with the provisions of any such programs or plans; provided, however, that nothing herein shall be construed to obligate the Company to establish any such plan or program not already existing, and provided further that the Company expressly reserves the right to alter, modify, amend or terminate at the Company’s sole discretion any such programs or plans, whether currently existing or hereafter adopted, at any time and from time to time, and for any reason, during her term of employment, provided however that Company shall continue to provide health benefits throughout Employee’s employment. Employee shall also be entitled to annual paid vacation and other leave in accordance with any Company policy that may be applicable to the Chief Executive Officer. All of the foregoing in this Section 4 shall be collectively referred to herein as the “Benefits.”

Section 5.

Expenses. The Company recognizes that Employee may incur certain out-of-pocket expenses related to her services and the Company’s business. Therefore, the Company, shall upon submission and approval of an expense report which is reasonably acceptable to the Company, reimburse Employee within 30 days for all reasonable and necessary business expenses incurred by her in connection with the performance of Employee’s obligations hereunder in accordance with Company policies existing at the time the report is submitted, as may be amended from time to time within the sole and reasonable discretion of the Company. The Company shall reimburse Employee for any professional association dues or subscriptions, specifically including her bar dues and reasonable MCLE expenses, and any other dues or subscriptions that may be beneficial to Employee in connection with the services provided by Employee hereunder. As a condition of all reimbursements, Employee agrees to comply with the Company’s reasonable policies and procedures regarding business expenses. For purposes of satisfying Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the parties agree that the amounts reimbursed hereunder for one calendar year shall not affect the amounts reimbursed for other calendar years, and reimbursement payments, if any, shall in all events be made no later than the end of the calendar year following the calendar year in which the applicable business expense is incurred,

Section 6.

Rights and Benefits Upon Termination

(a)

In the event Employee’s employment is terminated by the Company or Employee’s employment is terminated by Employee for any reason or no reason, the Company shall be obligated to pay to Employee only any earned compensation and/or bonus due pursuant to Section 4, any unpaid reasonable and necessary expenses under Section 5, and any accrued and unpaid benefits due to Employee in accordance with the terms and conditions of the Company’s benefit plans and policies including any accrued but unpaid vacation up to the cap of 20 days through the date of termination. All such payments shall be made in a lump sum to Employee immediately following termination as required by law.

(b)

In the event of the termination of Employee’s employment with the Company, all provisions of this Agreement shall be terminated on the date that Employee’s employment with the Company ends and shall have no further force and effect except that the provisions of Sections 7 through 25 shall survive termination of this Agreement and continue in full force and effect for the period provided therein.

Section 7.

Confidentiality and Non-Disclosure.

(a)

Protection of Company Confidential. Information. Employee agrees to use her reasonable efforts to protect and hold in confidence all Company Confidential Information, as defined in Section 23(e) below. Employee acknowledges and agrees that her relationship with the Company with respect to. Confidential Information is fiduciary in nature. Employee agrees that she will not, either during or after the termination of Employee’s employment, directly or indirectly use any of the Company Confidential Information, and will not directly or indirectly knowingly disclose, communicate or disseminate (orally or in writing, digitally or electronically) any of the Company Confidential Information to any party for any purpose other than to fulfill Employee’s authorized obligations to the Company in connection with her employment with the Company or as otherwise required by subpoena, court order or operation of law under Section 8(f). Employee agrees to comply with these non-disclosure and non-use obligations for the duration of Employee’s employment with the Company and at all times thereafter.

(b)

Protection of Company Trade Secrets. Employee agrees to use her reasonable efforts to protect and hold in confidence all of the Company’s Trade Secrets, as defined in Section 23(h) below. Employee agrees that she will not directly or indirectly use any of the Company’s Trade Secrets, and will not directly or indirectly knowingly disclose, communicate or disseminate (orally or in writing, digitally or electronically) any of the Company’s Trade Secrets to any party for any purpose other than to fulfill Employee’s authorized obligations to the Company in connection with his employment with the Company or as otherwise required by subpoena, court order or operation of law under Section 7(f). Employee agrees to comply with these non-disclosure and non-use obligations for the duration of Employee’s employment with the Company and at all times thereafter.

(c)

Inventions, Ideas and Patents. Employee agrees to disclose promptly to the Company (which shall receive it in confidence), and only to the Company, any invention or idea conceived, developed by Employee alone or with others (whether or not patentable or registrable under patent, copyright or similar statutes and including all rights to obtain, register, perfect, and enforce those property interests), at any time during Employee’s employment with the Company or after her termination of employment with the Company where such invention or idea relates directly to the then current business of the Company (an “Invention”). Employee agrees that any Invention shall belong to the Company without further compensation to Employee, and Employee hereby assigns to the Company any and all intellectual property and other legal rights to any such Invention. Employee will cooperate with the Company and sign all papers deemed necessary by the Company to enable it to obtain, maintain, protect and defend exclusive ownership of all rights in such Inventions. Employee’s obligation to assist the Company or any person designated by it in obtaining and enforcing its rights shall continue beyond the cessation of Employee’s employment. The Company will compensate Employee for reasonable expenses and other costs incurred by Employee in assisting Company to enforce said rights.

Notwithstanding the foregoing, Employee understands that this Agreement does not apply to an Invention which qualifies fully under the provisions of California Labor Code section 2870(a). That section provides:

Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of her or her rights in an invention to her or her employer shall not apply to an invention that the employee developed entirely on her or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer.

Employee has listed in Exhibit C all Inventions or improvements relevant to the subject matter of her employment with the Company that have been made or conceived of or first reduced to practice by Employee alone or jointly with others before her employment and that are excluded from the operation of this Agreement. This list includes all unpatented but potentially patentable ideas and inventions conceived prior to her employment which have not been assigned to a former employer. Employee represents and warrants that such list is complete.

(d)

Work Product. All writings, tapes, recordings, computer programs and other works in any tangible medium of expression, and all other work product that Employee has prepared or that others have prepared at Employee’s direction, or to which Employee has contributed, in connection with her employment with the Company (collectively “Work Product”), and all copyrights and other intellectual property and other rights in and to the Work Product, belong solely, irrevocably and exclusively throughout the world to the Company, in the case of any works of authorship, as works made for hire, as defined by the U.S. copyright laws. However, to the extent any court or agency should conclude that any works of authorship within the Work Product (or any of it) does not constitute or qualify as a “work made for hire,” Employee hereby assigns, grants and delivers, solely and irrevocably, exclusively and throughout the world to the Company, all copyrights and other intellectual property rights to such Work Product. Employee also agrees to cooperate with the Company and to execute such other further grants and assignments of all rights as the Company from time to time reasonably may request for the purpose of evidencing, enforcing, registering or defending its ownership of the Work Product and the copyrights and other intellectual property rights in them. Without limiting the preceding provisions of this Section 7(d), Employee agrees that the Company may edit, modify, use, publish and otherwise exploit Work Product in all media and in such manner as the Company, in its sole discretion, may determine.

(e)

Return of Property. Upon the termination or expiration of Employee’s employment with the Company for any reason, or any time upon the Company’s request, Employee shall immediately deliver to the Company: (i) all of its software, computers, modems, diskettes, instruments, tools, devices, documents, plans, records, drawings, electronic or digital files or materials, passwords, papers, notes and all other materials, and any copies thereof, in Employee’s possession or control that relate in any way to the- Company’s business, and (ii) all  other property relating to Employee’s employment, including, without limitation, the Company credit cards, telephone cards, office keys, desk keys and security passes. Notwithstanding the foregoing and for the avoidance of doubt, Employee may retain a copy of the contact information she obtains during her employment as well as any documents reasonably necessary to preserve a record of her diligence in performing her activities during her engagement with Company.

(f)

Notwithstanding any other provision of this Agreement, Employee may disclose Confidential Information, Trade Secrets, and Work Product to the extent such disclosure is required by law, rule, regulation or legal process; provided, however, that Employee shall where practical, give prompt written notice of any such request for such information to the Company prior to disclosure, and agrees to cooperate with the Company, at the Company’s expense, to the extent practicable, to challenge the, request or limit the scope thereof, as the Company may reasonably deem appropriate.

Section 8.

Indemnification and Insurance Obligations. Company has and shall continue to maintain D&O and E&O insurance of at least $5,000,000. If Employee is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that Employee is or was a trustee, director, manager or officer of the Company or any subsidiary or is or was serving at the request of the Company or any subsidiary as a trustee, director, manager, officer, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, Employee shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, and the Company’s certificate of incorporation and bylaws as the same exist or may hereafter be amended, against all expenses (including, without limitation, reasonable attorney fees) incurred or suffered by Employee in connection therewith, and such indemnification shall continue as to Employee even if Employee has ceased to- be an officer, director, manager, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of Employee’s heirs, executors and administrators. In addition, the Company shall, if requested by Employee and to the extent permitted by and subject to any terms and conditions contained in, the Delaware General Corporate Law and the Company’s certificate of incorporation and bylaws, advance to Employee all amounts necessary to pay any expenses, including reasonable fees and expenses of counsel, incurred by Employee in connection with such proceeding. In order to ensure that resources are available to the Company to satisfy its indemnification obligations hereunder, the Company shall maintain managers and officers insurance with the levels of coverage currently maintained by the Company.

Section 9.

Non-Solicitation and Non-Interference.

(a)

Non-Solicitation. During Employee’s employment with the Company, and for a period of one year following the termination of employment with the Company for Cause, Employee shall not directly induce or encourage:

(i)

any employee, or director of the Company to leave her position or seek employment or association with any Person (defined at Section. 23(g)) that is a competitor of the Company; or

(ii)

any dealer, supplier or customer of the Company to modify or terminate any relationship, whether or not evidenced by a written contract, with the Company.

Section 10.

Enforcement of Covenants.

(a)

Employee agrees that damages at law for violation of the covenants contained in Sections 8 and 10 may not be an adequate or proper remedy for the Company. Therefore, if Employee violates any of the provisions of such covenants, the Company shall be entitled to seek a temporary or permanent injunction over the person and subject matter, prohibiting any further violation of any such covenants. The injunctive relief provided herein shall be in addition to any award of damages, compensatory, exemplary or otherwise, payable by reason of such violation.

Section 11.

Non-Disparagement. Employee agrees not to make negative comments or otherwise disparage the Company or its officers, directors, employees, shareholders or agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation. The Company agrees that the members of the. Board and officers of the Company, while employed by the Company or serving as a director of the Company, as the case may be, shall not make negative comments about Employee or otherwise disparage Employee in any manner that is likely to be harmful to Employee’s business or personal reputation. The foregoing shall not be violated by truthful statements, whether in response to legal process, required governmental testimony or filings, or otherwise and the foregoing limitation on Employee and the Company’s directors and officers will not be violated by statements that they in good faith believe are necessary or appropriate to make in connection with performing their duties for or on behalf of the Company.

Section 12.

Negotiation at Arms’ Length. Employee acknowledges that he has been informed of the advisability of consulting with her own counsel regarding this Agreement, and has in fact consulted counsel who has participated in the drafting of this Agreement and that this Agreement has been negotiated at arms’ length by the parties, and should not be construed against either party as drafter or otherwise. Neither party is under any compulsion to enter into this Agreement, and has entered into the Agreement voluntarily and as their own free act.

Section 13.

Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13):

To the Company:

CopyTele, Inc.

900 Walt Whitman Road

Melville NY 11747

Facsimile: (631) 549-5974

Email: hpherms@copytele.com

Attn: Chairman of the Board

To Employee:

Tisha Stender

14831 Bellbrook Drive

Addison, TX 75254

Email tishastender100@gmaiLeom

Section. 14.

Entire Agreement; Modification; and Waiver. This Agreement contains the entire understanding between the parties hereto, and supersedes any prior oral or written agreement, with respect to the subject matter hereof and shall not be modified in any manner except by instrument in writing signed, by or on behalf of, the parties hereto. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether similar or not).

Section 15.

No Continuing Employment Obligation. Nothing herein shall be construed to place upon the Company a continuing obligation to employ Employee. Employee acknowledges and agrees that other than termination for Cause, her employment may be terminated at any time, by the Company upon 90 days prior written notice.

Section 16.

Applicable Law; Jurisdiction.

(a)

Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California-without giving effect to the conflicts of law principles thereof.

(b)

Jurisdiction.  EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION OVER LOS ANGELES, CALIFORNIA, AND THAT SUCH COURTS SHALL BE THE EXCLUSIVE JURISDICTION AND VENUE FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 16. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF SUCH COURTS’ JURISDICTION AND VENUE FOR ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 17.

Assignment. Employee acknowledges that her services are unique and personal. Accordingly, Employee may not assign her rights or delegate her duties or obligations under this Agreement, except with respect to certain rights to receive payments as described in Section 4(a).

Section 18.

Successors; Binding Agreement. The Company’s rights and obligations under this Agreement shall inure to the benefit and shall be binding upon the Company’s successors and assigns.

Section 19.

Attorneys’ Fees and Costs. If an action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief which it or he may be entitled.

Section 20.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together shall bear the signatures of all of the parties hereto reflected hereon as the signatories. Facsimile or PDF copies of such signed counterparts may be used in lieu of the originals for any purposes.

Section 21.

Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability or any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 22.

Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

Section 23.

Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

(a)

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such Person, (ii) any Person directly or indirectly owning or Controlling 50% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii).

(b)

“Average Market Price” means arithmetic average of the VWAP of the Common Stock for a period of 15 Trading Days.

(c)

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

(d)

“Cause” means, without affecting or modifying the at-will nature of Employee’s employment, (i) Employee’s commission of or entrance of a plea of guilty or nolo contendere to a felony; (ii) Employee’s conviction for engaging or having engaged in fraud, breach of fiduciary duty, a crime of moral turpitude, dishonesty, or other wets of willful misconduct or gross negligence in connection with the business affairs of the Company or its Affiliates; (iii) a conviction for theft, embezzlement, or other intentional misappropriation of funds by Employee from the Company or its Affiliates; or (iv) a conviction in connection with the willful engaging by Employee in conduct which is demonstrably and materially injurious to the Company or its Affiliates, monetarily or otherwise.

(e)

“Company Confidential Information” means any private, non-public or competitively, sensitive information or data of or about the Company, its business or the Company’s clients that is not generally or readily known by the public or not generally or readily accessible or available to the public. The Company Confidential Information shall be deemed to include, among other things, business plans and financial information relating to the Company, the names, addresses, telephone numbers, contact persons and other identifying information relating to the Company clients, Company business records and personal information relating to the Company’s employees, contractors, consultants, directors and agents, including compensation arrangements of such employees and agents. For purposes of this definition, Company Confidential Information, shall not include information in the knowledge or possession of Employee prior to the. Effective Date. The Company acknowledges’ that prior to the Effective Date, Employee has substantial knowledge and experience in business and legal matters similar to those matters that may be engaged in by the Company and that ‘nothing herein shall prohibit Employee from using or disclosing any such information.

(f)

“Independent Third Party” means, any Person who is not an Affiliate of the Company.

(g)

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

(h)

“Trade Secret” means all information or data of or about a party (including but not limited to, confidential business information, technical and non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers) that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means, by other Persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Company acknowledges that prior to the Effective Date, Employee has substantial knowledge and experience in business and legal matters similar to those matters that may be engaged in by the Company and that nothing herein shall prohibit Employee from using or disclosing any such information.

(i)

“Trading Day” means any day on which the Common Stock is listed or quoted and traded on its primary trading market.

(j)

“VWAP” means on any particular Trading Day or for any particular period the volume weighted average trading price per share of the Common Stock on such date or for such period on a primary market as reported by Bloomberg L.P., or any organization performing similar functions.

Section 24.

Section 409A.  To the extent required to comply with Section 409A of the Code, any payment or benefit required to be paid under this Agreement on account of termination of Employee’s employment (or any other similar terms) shall be made only in connection with a “separation from service” with respect to Employee within the meaning of Section 409A of the Code.

In the event that Employee is a “specified employee” (as described in Section 409A of the Code), and any payment or benefit payable pursuant to this Agreement constitutes deferred compensation under Section 409A of the Code, then the Company and Employee shall cooperate in good faith to undertake any actions that would cause such payment or benefit not to constitute deferred compensation under Section 409A of the Code. In the event that, following such efforts, the Company determines (after consultation with its counsel) that such payment or benefit is still subject to the six-month delay requirement described in Section 409A(2)(b) of the Code in order for such payment or benefit to comply with the requirements of Section 409A of the Code, then no such payment or benefit shall be made before the date that is six months after Employee’s “separation from service” (as described in Section 409A of the Code) (or, if earlier, the date of Employee’s death). Any payment or benefit delayed by reason of the prior sentence (the “Delayed Payment”) shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

For purposes of applying the provisions of Section 409A of the Code to this Agreement, each separately identified amount to which Employee is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A of the Code, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

Section 25.

Exhibits. Any Exhibits attached hereto are incorporated herein by reference and are an integral part of this Agreement.

IN WITNESS WHEREOF, the Company and Employee have duly executed and delivered this Agreement as of the day and year first shown above written.

EMPLOYEE:

/s/ Tisha Stender ___________________

Tisha Stender

COPYTELE, INC.

By: /s/ Robert A. Berman_____________

       Name: Robert A. Berman

                    Title: President and CEO

EXHIBIT A

TIME VESTED STOCK OPTION

EXHIBIT B

PERFORMANCE BASED STOCK OPTION

EXHIBIT C

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the. Company that have been made or conceived of or first reduced to practice by me, alone or jointly with others, before my employment with the Company: